Tom Parrish
6814 119th Ave., NE
Kirkland, WA 98033

June 12, 2006

Dear Tom:

This letter sets forth the agreement ("Agreement") between SmartVideo Technologies, Inc. ("SmartVideo" or the "Company") and you, with respect to your employment by the Company.

1. **Employment**

(a) You will be employed on the terms and conditions set forth herein and will serve as the Senior Vice President, Business Development of the Company. You will be assigned duties and responsibilities consistent with this position and such other reasonable duties as specified from time-to-time by the President of the Company ("President") and the Company's Board of Directors.

(b) You accept this employment and agree that you will devote your full business time, attention, knowledge and skills, faithfully and to the best of your ability to further the Company's business. You agree at all times to be subject to, observe and carry out such rules, regulations, policies, procedures, directions and restrictions as the Company may reasonably establish.

(c) You will work from your home office in Kirkland, WA, or Microsoft Campus office if available, but, will do such traveling as may be required of you in the performance of your duties. At least once a month, you will be required to travel to the Company's Atlanta office for meetings with the Company's President and other executives.

(d) During your employment under this Agreement, you will not, directly or indirectly, accept employment compensation from, or perform services of any nature for, any business enterprise other than the Company, or engage in any activities that conflict with the business of the Company.

2. **Employment Term**. The term of your employment under this Agreement will commence on July 5, 2006 (the "Effective Date") and will continue for a two (2) year period through July 5, 2008 (the "Employment Term"), unless earlier terminated as provide in Section 9 below.

3. **Compensation.**

(a) **Base Salary**. The Company will pay you an annual base salary ("Base Salary") at the rate of $175,000 per year for the first year of your Employment Term and at the rate of $190,000 for the second year of your Employment Term. Your Base Salary will be paid in accordance with the Company's payroll practices from time to time.

(b) **Incentive Compensation**. You are eligible to receive an incentive bonus for each year of the Employment Term, provided you meet your target performance goals for that year. Your target goals for the first year of the Employment Term will be set by the President upon the Effective Date and you will be eligible for an incentive bonus of up to $25,000 for the first year. Your target goals for the second year of the Employment Term will be set by the President in the Fall, 2006.

4. **Stock Grants**. On the Effective Date of this Agreement, the Company will grant you 250,000 shares of the common stock of the Company at a price to be determined at the close of business July 5, 2006 (the date upon which you will become an employee of the Company), subject to the following vesting schedule:

(a) 50,000 shares of stock will vest on the Effective Date of this Agreement.

(b) 25,000 share of stock will vest at on the last day of each quarter period during the Employment Term.

(c) All unvested shares of common stock will vest upon a Change in Control. For this purpose, the definition of Change in Control stated in Section 409A(a)(2)(A)(v) of the Internal Revenue Code will apply.

5. **Stock Options**. During the Employment Term, you will be eligible for stock options to acquire the common stock of the Company, as determined by the Board of Directors, in its sole discretion, upon recommendation by the President of the Company.

6. **Business Expenses.** During the Employment Term, the Company will reimburse you for reasonable and ordinary business expenses incurred by you in connection with the performance of your duties hereunder, in accordance with, and subject to, the Company's regular policies from time to time in effect regarding reimbursement of expenses and the documentation required. These expenses include your business expenses incurred in travel to Atlanta, Georgia for monthly meetings and the usage charges for a cellular phone. Airline travel will be coach class, except for international flights of more than five hours duration.

7. **Benefits.** During the Employment Term, you will be eligible to participate and be covered by the welfare benefit plans or programs maintained and paid by the Company for the benefit of its executives including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and

travel accident insurance plans and programs. In addition, during the Employment Term, will be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its executives.

8. **Vacation and Sick Leave.** During the Employment Term, you will be entitled to fifteen (15) days of paid vacation during the first and second year. In addition to vacation, you will be eligible to the number of sick days per year to which other executive officers of the Company with similar tenure are entitled under the Company's policies, as detailed in the Employee Handbook

9. **Termination of Employment**.

(a) **By the Company for Cause**. Your employment may be terminated by the Company for Cause. For purposes of this Agreement, "Cause" means: (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud; (ii) substantial and repeated failure to perform the duties of your position as reasonably directed by the Board; (iii) gross negligence or willful misconduct with respect to the Company; (iv) a material breach of this Agreement, including the attached Confidentiality, Non-Compete or Non-Solicitation Agreement, which is expressly incorporated into this Agreement; (v) your failure for any reason, within ten (10) days after receipt by you of written notice thereof from the Company, to correct, cease or otherwise alter any failure to comply with instructions or other requested actions or omissions which the Board reasonably believes does or may materially or adversely affect its business or operations; (vi) misconduct by you which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company if you were to remain employed by the Company; (vii) continued substandard performance by you as determined in good faith by the Board; and (viii) engaging in harassing or discriminating against the Company's employees, customers or vendors in violation of the Company's policies. Upon a termination under this Section 9(a), you will receive only that portion of your Base Salary earned and unpaid as of the date of termination. You will not be entitled to any bonus for the year in which your termination for Cause occurs.

(b) **By the Company Without Cause.** Your employment may be terminated by the Company without Cause upon thirty (30) days' written notice to you, unless you and the Company agree to termination on less than thirty (30) days' notice. Upon termination under this Section 9(b), you will receive (i) that portion of your Base Salary earned, but unpaid, as of the date of termination; and (ii) all bonuses earned but not paid as of the termination date; which shall be prorated if termination occurs prior to completion of the incentive bonus term; (iii) all of your vested stock options, plus all unvested stock options shall immediately vest on the effective date of termination; (iv) business expenses incurred through the effective date of termination, but not paid.

(c) **By the Company Upon Your Disability**. In the event you become Disabled, the Company may elect to terminate your employment by delivering notice of termination to you (such termination to be effective upon delivery of such

notice). For purposes of the Agreement, you will be deemed to be "Disabled" if you are determined to be totally disabled by the Social Security Administration or you are determined to be disabled in accordance with any disability insurance program the Company may provide to you. Upon termination under this Section 9(c), you or your estate will receive (i) that portion of your Base Salary, benefits and bonuses earned (including pro-rated bonus for years not completed), but unpaid, as of the date of termination; and (ii) six (6) months of Base Salary and Company paid medical and dental benefits for you, your spouse and children; (iii) all vested stock options.

(d) **Upon your death.** Upon termination under this Section 9(d),your estate will receive (i) that portion of your Base Salary, benefits and bonuses earned (including pro-rated bonus for years not completed), but unpaid, as of the date of termination; and (ii) all vested stock options..

(e) **By You**. You may resign your employment with the Company upon 30 days' written notice to the Company. Upon termination under this Section 9(e), you will receive only that portion of your Base Salary earned, but unpaid, as of the date of termination. You will not be entitled to any bonus for the year in which your resignation occurs.

10. **Section 409A**. If you are considered a "specified employee" under section 409A of the Internal Revenue Code, payments of "deferred compensation" (within the meaning of section 409A) scheduled to be made to you under this Letter Agreement on account of your termination of employment shall be delayed, but only to the extent necessary to comply with section 409A of the Internal Revenue Code, for a period of six months following your termination of employment. Any such delayed payments shall be paid together in a lump sum on the first business day following the six-month anniversary of the termination of your employment.

11. **Restrictive Covenants.** You agree that as a condition of your employment under this Agreement, you will execute and abide by the Confidentiality, Non-Compete, Non-Solicitation Agreement, which is attached to this Agreement and is expressly incorporated herein.

12. **Miscellaneous**.

(a) **Severability.** The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement will not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement may be declared invalid, this Agreement will be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area that would cure such invalidity.

(b) **Waiver of Default.** Any waiver by either the Company or you of a breach of any provision in this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement.

(c) **Assignment.** The Agreement may not be assigned by you voluntarily or by operation of law, and the performance of your duties hereunder may not be delegated. The Company may assign or transfer its rights, benefits and obligations hereunder which will inure to any successor, assignee or transferee of the Company.

(d) **Amendment.** Neither the Agreement nor any term or provision hereof may be changed, waived, discharged, amended, modified or terminated other than by an instrument in writing signed by the parties.

(e) **Paragraph Headings.** The paragraph headings are for convenience only and in no way define, limit, extend or interpret the scope of the Agreement or of any particular section hereof.

(f) **Agreement Not Construed Against Drafter.** This Agreement will not be construed in favor of or against either of the parties hereto, regardless of which party initially drafted it.

(g) **Entire Agreement**. This Agreement and the "Non-Compete, Non-Disclosure and Non-Solicitation Agreement" incorporated by reference pursuant to Section 11 of this Agreement, contains the entire Agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein. Any and all prior or contemporaneous discussions, negotiations, commitments and understandings relating to the subject matter of the Agreement are superseded by the Agreement. No amendments to the Agreement may be made except by a writing signed by you and the Company. The respective rights and obligations of the parties hereunder will survive your termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(h) **Governing Law.** The Agreement will be governed by, construed and enforced in accordance with the laws of the State of Georgia without regard to conflict of law provisions. Any claim, complaint, or action brought under this Agreement must be brought in a court of competent jurisdiction in the State of Georgia, whose courts will have exclusive jurisdiction over claims, complaints, or actions brought under this Agreement, and the Company and you hereby agree and submit to the personal jurisdiction and venue thereof.

(i) **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. **Waiver Of Jury Trial**.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

14. **Notices.**

Any notice required or desired to be delivered under the Agreement must be in writing and must be delivered personally, by courier service, or by registered or certified mail, postage prepaid, return receipt requested. The Notice will be effective upon delivery to the party to which such notice is directed, and will be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:

SmartVideo Technologies, Inc.
3505 Koger Blvd, Ste. 400
Duluth, GA. 30096
Attention: Chief Executive Officer

If to you:

Tom Parrish
6814 119 Th Ave NE
Kirkland, WA 98033

TP

15. **Arbitration.**

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in Atlanta, Georgia, with the Company bearing the responsibility for the filing costs charged by the AAA for such arbitration. However, the provisions of this Section will not prevent the Company from instituting an action in a court of law under this Agreement for specific performance of this Agreement or temporary or permanent injunctive relief as provided in Section 10 of the "Non-Compete, Non-Disclosure and Non-Solicitation Agreement" incorporated by reference into this Agreement.

Any party who desires to submit a claim to arbitration in accordance with this Section shall file its demand for arbitration with AAA within thirty (30) days of the event or incident giving rise to the claim. A copy of said demand shall be served on the other party in accordance with the notice provisions in Section 14 of this Agreement. The

parties agree that they shall attempt in good faith to select an arbitrator by mutual agreement within twenty (20) days after the responding party's receipt of the demand for arbitration. If the parties do not agree on the selection of an arbitrator within that timeframe, the selection shall be made pursuant to the rules, from the panels of arbitrators maintained by the AAA. If the Employee prevails in the dispute, the Company will pay and be financially responsible for all costs, expenses, reasonable attorneys' fees and reasonable expenses of the arbitrator incurred by the Employee (or the Employee's estate in the event of his death) in connection with the dispute. Any award rendered by the arbitrator shall be accompanied by a written opinion providing the reasons for the award.

By the Company: ____
By the Employee: ____

Sincerely,

David Ross, President

AGREED TO:

____
Tom Parrish

Date: 7-5-06